Exhibit 10.13

DISTRIBUTION AGREEMENT

This Distribution Agreement between PSS WORLD MEDICAL SHARED SERVICES, INC., (“PSS”) with its offices at 4345 Southpoint Boulevard, Jacksonville, Florida, 32216, and Cutera, Inc. (“Cutera”), a Delaware corporation, with offices at 3240 Bayshore Blvd., Brisbane, CA. 94005, (the “Parties”) is effective this 1st day of October, 2006 (“Effective Date”).

WHEREAS Cutera develops, manufactures and markets aesthetic light-based systems and related services.

WHEREAS PSS distributes products and seeks to distribute additional products to its customers; and,

WHEREAS Cutera desires to appoint PSS as an authorized distributor of Cutera products, accessories and related goods and PSS desires to accept such appointment.

THEREFORE PSS agrees to purchase and Cutera agrees to sell such Products upon the following terms and conditions:

1.	DEFINITIONS

The following terms have the meaning indicated here when used in this Agreement:

1.1 “Agreement” means this Agreement, together with all Exhibits which are attached hereto or incorporated by reference herein, and which are an integral part of herein.

1.2 “Affiliate”: With respect to either party, any person, firm, corporation or other legal entity which controls or is controlled by or under common control with such party.

1.3 “Products”: All products, supplies, accessories, parts and related goods listed in Exhibit 1 as well as any and all updates and enhancements of the Products, and any other products that the parties mutually agree to add by a signed writing to Exhibit 1. Notwithstanding any other term in this Agreement, Cutera may from time to time discontinue the manufacture and/or sale of any or all Products, and/or change its service policies, warranties and product designs without any obligation or liability to PSS provided that such discontinuations and/or changes apply to Cutera’s customers generally.

1.4 “Territory”: The United States.

2.	APPOINTMENT

2.1 Appointment: Subject to the terms and conditions of this Agreement, Cutera hereby appoints PSS as its exclusive third party distributor of the Products to licensed physicians (“Physicians”) in the Territory, and PSS accepts such appointment. Cutera agrees to sell Products to PSS, and PSS agrees to purchase the same from Cutera only for resale to Physicians for delivery and use within the Territory, under the terms and conditions herein. The ‘exclusivity’ of this appointment means that Cutera will not appoint any other third-party distributors to resell Products to Physicians for delivery and use within the Territory. For purposes of the foregoing sentence, an entity that is a beauty-or spa chain or franchise or otherwise an entity that may purchase multiple units of Products for itself and its affiliates will not be deemed a ‘distributor.’ Notwithstanding any other term in this Agreement, Cutera reserves the right, without any compensation owing to PSS, to market and sell the Products in the Territory through its employees and third-party leasing companies.

2.2 Competitive Products: During the Term of this Agreement, PSS shall not engage, either directly or indirectly, in the manufacture, marketing, promotion or sale of products that are similar to or competitive with the Products covered by this Agreement, unless Cutera and PSS agree in advance in writing.

2.3 Orders

a.	PSS will submit purchase orders for the Products from time to time, and each order will be subject to Cutera’s acceptance. Each order will specify the types and quantities of requested Products, and the proposed delivery dates and destination points. No other terms or conditions on any PSS order shall be binding on Cutera unless expressly accepted in writing by Cutera. The terms and conditions of this Agreement shall be incorporated into each PSS order. In the event of any conflicts, differences or inconsistencies between the terms and conditions of a PSS purchase order and this Agreement, this shall govern. PSS will provide Cutera with the contact information of each entity that purchases Products from PSS.

b.	Delivery dates provided by Cutera are approximate only. Products may be dropped shipped to PSS’ customers. PSS may, without any liability to Cutera, cancel an order in whole or in part anytime before original scheduled shipment date; provided that written notice of cancellation must be received by Cutera prior to such date.

c.	Title will pass to PSS at Cutera’s factory. Products are deemed accepted upon shipment. However, without expanding or modifying the product warranty in Exhibit 2, attached hereto, PSS or PSS customer shall have the opportunity to inspect the Products upon delivery and provide Cutera with written notice of any identified damage or loss.

d.	Cutera is responsible for packaging of Products so as to reasonably protect from damage. In addition, Cutera is responsible for selection and payment of freight carrier and insurance. As such, Cutera, on behalf of PSS, is responsible for filing, managing and collecting on all loss and damage claims identified and communicated by PSS to Cutera per section 2.3 c.

3.	RELATIONSHIP

3.1 The relationship of PSS to Cutera shall be that of an independent contractor engaged in purchasing Products from Cutera for resale to PSS’s customers.

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3.2 Nothing contained in this Agreement shall be deemed to create a partnership or joint venture between the Parties. Neither the making nor the performance of this Agreement shall be construed in any manner to have established a joint venture or partnership.

3.3 Neither Party shall hold itself out as the agent of the other, nor shall they incur any indebtedness or obligations in the name of, or which shall be binding on the other, without the prior written consent of the other. Each Party assumes full responsibility for its own personnel under laws and regulations of the governmental authorities of the competent jurisdiction.

3.4 Cutera shall comply, to the extent applicable, with all laws, regulations and orders relating to its performance under this Agreement, including without limitation all anti-fraud and anti-kickback laws, regulations and orders. PSS and Cutera each agrees, warrants and certifies that in performance of this Agreement it will fully comply with the provisions of the Social Security Act, Section 1128B(b) (42 U.S.C. Section 1320a-7b(b)) which prohibit the knowing or willful offer, solicitation or receipt of any remuneration, including discounts and/or rebates, directly or indirectly, in return for purchasing, leasing or ordering, or arranging for or recommending the purchase, lease or order, of any services or items, including any Products, for which payment may be made in whole or in part under a federal health care program. Without limiting the generality of the foregoing, Cutera shall not, directly or indirectly, pay any compensation, amounts, benefits or other consideration to any PSS employee, or any family member of a PSS employee, (other than customary gifts valued under $100 in the course of one year, and business meals in the ordinary course) without the express written consent of PSS.

3.5 Cutera understands that, in an effort to control the flow and content of communications, PSS would prefer that Cutera not send any product or samples of medical, marketing materials or other communications (including without limitation, email, voice mail, direct mail or fax) to a group of more than five of PSS’s employees or agents without written consent from PSS. Therefore, Cutera and PSS agree to discuss this matter in good faith if, in the reasonable opinion of either party, it becomes a problem in their relationship

4.	TERM OF AGREEMENT

4.1 The term of this Agreement shall commence on the Effective Date and continue indefinitely until either party terminates the same, with or without cause, on one hundred eighty days’ written notice, unless sooner terminated by either party pursuant to section 5.1 or 5.2, below.

4.2 In the event of expiration or termination of this Agreement for any reason, this Agreement shall continue to apply to all orders previously accepted by Cutera.

5.	TERMINATION

5.1 If either Party breaches or fails to perform any of the material obligations imposed upon it under the terms of this Agreement, the other Party may terminate the Agreement in the event the breaching Party fails to cure such breach within thirty (30) days after receiving written notice of such breach from the non-breaching party.

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5.2 To the extent permitted by law, if either Party becomes insolvent, is unable to pay its debts when due, files for bankruptcy, is subject of involuntary bankruptcy, has a receiver appointed, or has its assets assigned, the other Party may terminate this Agreement immediately upon written notice to the other party and may cancel any unfulfilled obligations.

5.3 Either party shall have the right to terminate this Agreement for any reason and without cause by providing written notice to the other party one hundred and eighty (180) days prior to the effective date of such termination. After ninety (90) days following delivery of written notice (1) Cutera may, without owing any compensation to PSS, appoint third parties to market, sell and distribute the products to Physicians in the Territory and (2) PSS can engage, either directly or indirectly, in the manufacture, marketing, promotion or sale of products that are similar to or competitive with the products covered by this Agreement. PSS and Cutera agree to work cooperatively in this transition period.

5.4 Immediately upon the termination of this Agreement, PSS will discontinue holding itself out as an authorized Cutera distributor, and will return all pricelists, catalogs, marketing material and all other sales aids furnished by or through Cutera to PSS.

6.	ASSIGNMENT

6.1 During the term of this Agreement, the rights of either party under this Agreement shall not be assigned nor shall the performance of duties hereunder be delegated, without the other party’s prior written consent, which shall not be unreasonably withheld; provided however, either party may assign this Agreement (i) to its Affiliate that is such an Affiliate as of date of execution of this Agreement; or, (ii) to its Affiliate whose assets consist entirely of the assets of an Affiliate or Affiliates that were Affiliates of such assigning party as of the date of execution of this Agreement.

6.2 Either party shall have the right to assign this Agreement to a successor to or acquirer of all or substantially all of its assets. Any assignment of this Agreement, whether due to consent by a party, operation of law or Change in Control, shall not relieve the assigning Party of its obligations hereunder.

7.	SALES PROCEDURE

7.1 The parties agree to meet, discuss and cooperate in good faith in order to agree on and implement mutually beneficial policies and procedures with respect to the marketing, solicitation and sales of the Products, including without limitation those relating to the identification of leads and prospective customers (“Prospects”), marketing and solicitation activities, and closing of sales to Prospects. In this regard, the Marketing Manager for PSS (“Marketing Manager”) and the Vice President of Sales for Cutera shall take the lead in such discussions toward reaching mutual agreement on such details.

7.2 Subject to the specific policies and procedures that are hereafter agreed upon by the parties in writing, the Marketing Manager shall submit the Prospect information to Cutera via email. Cutera will then determine whether the Prospect is currently being actively pursued by Cutera (a “Cutera Prospect”). For purposes of this Agreement, a Prospect will be

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considered a “Cutera Prospect” if, for example, Cutera has engaged in bilateral discussions with the Prospect (as opposed to, for example, an unanswered solicitation from Cutera). Cutera shall provide to PSS on a regular basis a current, accurate and complete list of all Cutera Prospects.

i. If the Prospect is a Cutera Prospect, then PSS will not sell, nor attempt to sell, any Products to that Prospect for one hundred and twenty days from the date that Cutera notified PSS that that is a Cutera Prospect. Notwithstanding the foregoing, but subject to the provisions of Section 2.2, nothing herein shall prohibit PSS from calling, communicating with, marketing to or selling non-Cutera Products to Cutera Prospects.

ii. If the Prospect is not a Cutera Prospect, than Cutera will not sell, or attempt to sell, any Products to that Prospect for one hundred twenty days from the date that PSS first identified it to Cutera as a Prospect.

8.	PRICES AND PAYMENTS

8.1 Prices which PSS shall pay Cutera for the Products purchased, shall be the prices set forth in Exhibit 1. Prices and all price quotations include the Product, labeling and packaging, freight, duties and insurance. Prices exclude taxes, which are PSS’ responsibility (excluding taxes based on Cutera’s taxable income). Wherever applicable, all such taxes may be added to the invoice or invoiced separately.

8.2 . Notices by Cutera of price decreases will be effective upon delivery, but only with respect to new orders booked after the date such notice was delivered. Notices by Cutera of price increases will be effective 90 days from delivery; i.e., they will be effective on new orders booked after the 90th day following delivery of the notice. All such notices shall be sent to PSS at the following addresses:

Mail:
PSS World Medical Shared Services	PSS Marketing Department
Pricing Department	Attn: Cutera Marketing Manager
4345 Southpoint Blvd.	4345 Southpoint Blvd.
Jacksonville, Florida 32216	Jacksonville, Florida 32216

Email:	Facsimile: (904) 332-3452
psspricing@pssd.com

8.3 Payment Payment terms are fifty (50) days from the date of Cutera’s invoice. Delinquent invoices shall have a late payment charge of the lesser of eighteen percent per year or the maximum legal rate assessed against any unpaid balance from the original due date until the date of payment. Cutera may withhold shipments if PSS is delinquent in making payments or in breach of this Agreement. Until the full purchase price has been received by Cutera, Cutera shall retain a security interest in the Products (and any proceeds thereof) and the right to immediate possession thereof (without prejudice to any other available remedies). PSS shall, from time to time, take all acts requested by Cutera to transfer, create, perfect, preserve and/or enforce this security interest.

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8.4 In competitive situations or as part of a large order, PSS and Cutera may agree on a special price arrangement.

8.5 PSS shall set the end user selling prices at the sole judgment of PSS.

8.6 If PSS is not maintaining gross margins of at least ten percent, then the parties will discuss the matter in good faith.

9.	SUPPLY CHAIN SERVICE AND PERFORMANCE REQUIREMENTS

9.1 PSS will submit fax or electronic purchase orders to Cutera, and Cutera will respond by fax or e-mail within two business days with a) verification at the item level of shipment date, ship-from location, and shipment mode/carrier, b) order confirmation number, c) price discrepancies, d) backorders and expected backorder release dates, and e) notification of failure to meet minimum order requirements.

9.2 Cutera agrees to ship all orders within fifteen business days, unless otherwise agreed to by the parties.

9.3 Cutera will use commercially reasonable efforts to install and complete customer training for the Product(s) within thirty (30) days of acceptance of an order, or the date quoted or acknowledged. Cutera shall give PSS prompt notice of any prospective failure to meet the acknowledged delivery date.

9.4 Cutera shall provide customer service support during its normal business hours.

9.5 Cutera shall provide PSS with annual calendars indicating holiday or other closures of shipping and customer service operations, and will provide at least thirty (30) days advance noticeof any changes to this calendar.

9.6 Cutera shall preserve, package, handle, and pack Products so as to protect the Products from loss or damage during shipment, in conformance with good commercial practice and any applicable government regulations. Cutera shall be responsible for any loss or damage to the Products during shipment that occurs due to its failure to properly preserve, package, handle, or pack Products. Cutera will ship Products in the final packaging as intended to be received by the end user as ordered.

9.7 Cutera will not apply any miscellaneous, transportation, handling, HAZMAT, accessorial, minimum order or pallet charges, surcharges or fees to any PSS purchase orders or deliveries unless (a) specifically approved in this agreement, and (b) detailed in order acknowledgements in accordance with Section 9.1 above.

10.	ADVERTISING, PROMOTIONS, TRADEMARKS AND COPYRIGHTED MATERIAL

10.1 Cutera agrees to provide sample quantities of current or new sales literature, artwork, advertising materials, promotional plans and other information or programs reasonably related to this Agreement and the Products (“Advertising Materials”). Cutera warrants that no Advertising Materials will be misleading, deceptive, unfair or

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otherwise violate any applicable laws, statutes or regulations. PSS specific literature and advertising will be the responsibility of PSS.

10.2 PSS, with input from Cutera, will evaluate requirements and define promotional plans to which PSS will utilize in connection with marketing and promoting the Products.

10.3 Cutera hereby grants PSS a revocable license to use any Cutera trademark or trade name associated with the Products solely in the advertisement and promotion of the Products during the term of this Agreement. Except as provided in this paragraph, PSS shall have no right, title or interest in or to any patent, trademark of trade name belonging to Cutera. Cutera hereby grants PSS a revocable license to reproduce materials provided to PSS by Cutera as is reasonable for promotion, demonstration, sale and support of Cutera Products, including but not limited to posting such materials on the Internet, Intranet, or web.

11.	SALES, MARKETING AND SUPPORT OBLIGATIONS

11.1 PSS shall use commercially reasonable efforts to promote, market and solicit orders for the Products, and to represent the interests of Cutera at all times, to Physicians in the PSS Territory.

11.2 PSS shall, at its expense, maintain a properly trained sales force of adequate size to represent and promote the sale of the Products to Physicians throughout the PSS Territory. All of PSS’s sales staff shall be employees of PSS. PSS recognizes and agrees that Cutera will be working cooperatively with PSS’s sales persons, including efforts to qualify leads and conduct demonstrations.

11.3 PSS shall use commercially reasonable efforts to handle and resolve feedback from its customers. Subject to the limitations of, and without expanding, Cutera’s product warranty obligations contained in Exhibit 2, attached hereto, Cutera shall (i) have ultimate responsibility for resolution of Product related issues; and, (ii) provide complete technical support to customers for all Products.

11.4 Cutera shall maintain a properly trained sales force of adequate size to provide marketing, demonstration and sales support for PSS’s sales and distribution efforts under this Agreement. The sales representatives shall be geographically located strategically throughout the United States and shall be available to PSS as reasonably required in support of PSS’s sales and distribution efforts with respect to Products.

11.5 Cutera shall provide demonstrations of the Products to Prospects as needed, and will provide all installation work for Products. Cutera agrees to provide sales and promotional support and after-sale service to all Prospects and PSS customers with the same diligence, quality and timelines as Cutera generally provides to its Prospects and Customers.

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12.	AGREEMENTS WITH CUSTOMERS

12.1 All sales and other agreements between PSS and its customers are PSS exclusively, and shall have no effect on the respective obligations of Cutera and PSS under this Agreement.

13.	QUALITY ASSURANCE

13.1 Cutera agrees to maintain appropriate certification status and compliance with the Food and Drug Administration’s (FDA) Quality System Regulation, the Medical Device Directive and/or all other applicable regulations. As manufacturer, Cutera will comply with all applicable regulations and standards that pertain to manufacturers for Products.

13.2 Upon request, Cutera agrees to furnish to PSS any information in its possession that is reasonably required to enable PSS to comply with all applicable regulations and standards that pertain to distributors for the Products.

13.3 If the Products and/or Territory covered in this Agreement are modified, then Cutera will maintain compliance with all laws and regulations applicable to manufacturers of Products where Products are manufactured and where Products are sold prior to the time that both Parties agree that the distribution is to commence.

13.4 Cutera represents, warrants, and covenants to PSS that all Products have been held under the manufacturer’s recommended environmental conditions, including Products returned to Cutera from customers.

13.5 In the event Cutera installs electronic products regulated by the FDA, Cutera shall comply with all applicable Federal and State regulations. To the extent required by a government entity, Cutera shall be responsible for the completion and submission of relevant and applicable records to the FDA.

13.6 Cutera agrees to allow reasonable access to federally mandated quality assurance records, policies, and procedures for FDA regulated Products. Cutera agrees to reasonable access to manufacturing facilities for the purpose of performing vendor certification as required by the FDA.

14.	MODIFICATION OF PRODUCTS

14.1 Cutera shall provide PSS written notice of all Product discontinuances no less than sixty (60) days prior to the last order date.

14.2 Cutera shall provide PSS with written notice of all material Product modifications or material Product packaging modifications not less than thirty (30) days prior to the shipment of Products that contain such modifications.

15.	REPRESENTATIONS AND WARRANTIES

15.1 Products sold pursuant to this Agreement will come with Cutera’s then-current product warranty, which will be solely for the benefit of, and assignable to, PSS’

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customers. Cutera’s current product warranty is attached hereto as Exhibit 2; provided, that Cutera may from time to time modify this warranty without any obligation or liability to PSS, provided that such modifications are applicable to Cutera’s customers generally. If any Product is subject to a mandatory or voluntary recall issued by Cutera, Cutera shall reimburse PSS for any commercially reasonable and documented direct service and labor costs required to cooperate with such recall.

15.2 Cutera represents, warrants and covenants to PSS that:

i. Cutera is and will continue to be a duly formed and validly existing entity in good standing under the laws of the state of its organization

ii. Cutera has the full right, power and authority, corporate and/or otherwise, to execute and deliver this Agreement and to otherwise consummate the transactions contemplated by this Agreement.

iii. The execution, delivery and performance by Cutera under this Agreement, and the transactions and actions contemplated hereunder, have been duly authorized by all necessary actions by Cutera. This Agreement, when duly executed and delivered, constitutes a valid, legal and binding obligation of Cutera enforceable in accordance with its terms.

iv. The execution, consummation of the transactions contemplated by, and/or compliance with the terms and provisions of this Agreement, will not conflict with, result in a breach of, or constitute a default under any of the terms, conditions or provisions of Cutera constituent documents or any agreement, lease, indenture, mortgage, deed of trust, land contract, license or other instrument to which Cutera is a party or by which Cutera may be bound or affected or to which Cutera is subject, or any law, regulation, order, writ, injunction or decree of any court or agency or regulatory body.

v. Cutera has permission from the FDA to sell its Products throughout the United States to or on the order of licensed practitioners.

15.3 PSS represents, warrants and covenants to Cutera that:

i. PSS is and will continue to be a duly formed and validly existing entity in good standing under the laws of the state of its organization

ii. PSS has the full right, power and authority, corporate and/or otherwise, to execute and deliver this Agreement and to otherwise consummate the transactions contemplated by this Agreement.

iii. The execution, delivery and performance by PSS under this Agreement, and the transactions and actions contemplated hereunder, have been duly authorized by all necessary actions by PSS. This Agreement, when duly executed and delivered, constitutes a valid, legal and binding obligation of PSS enforceable in accordance with its terms.

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iv. The execution, consummation of the transactions contemplated by, and/or compliance with the terms and provisions of this Agreement, will not conflict with, result in a breach of, or constitute a default under any of the terms, conditions or provisions of PSS constituent documents or any agreement, lease, indenture, mortgage, deed of trust, land contract, license or other instrument to which PSS is a party or by which PSS may be bound or affected or to which PSS is subject, or any law, regulation, order, writ, injunction or decree of any court or agency or regulatory body.

16.	COMPLAINTS, QUALITY RECORDS AND RECALLS

16.1 PSS will notify, in writing, Cutera’s quality assurance department of all Product complaints or any regulatory/conformance issues that may affect the marketability of Products. Cutera shall notify the appropriate regulatory agent(s) if required and shall conduct any safety investigations or other necessary follow-up activities. PSS will provide any information essential to such activities. Cutera will promptly notify PSS if corrective action is necessary in the Territory.

16.2 In the event of any recall of a Product required by a governmental agency for safety or efficacy reasons, or requested by Cutera at its sole discretion, Cutera agrees to repair or replace at its own costs and expense all Products subject to the recall and previously delivered to PSS or PSS customers. Cutera also agrees to consult with PSS to establish a reasonable process for managing the recall. Cutera shall be responsible for all reasonable expenditures incurred by PSS (including, but not limited to shipping, labor and travel costs) consistent with the recall process agreed to by the Parties, and consistent with HIDA and HDMA industry guidelines. In the event the recall is not required by a governmental agency for safety or efficacy reasons, but is instead requested by Cutera at its sole discretion, Cutera will be responsible for determining the scope of the recall, including the number of units, timeframe for the recall, and criteria for completion, at no cost or expense to PSS.

17.	FORCE MAJEURE

No Party to this Agreement shall be liable for failure or delay of performance of any of its obligations hereunder if such failure or delay is due to causes beyond its reasonable control including, without limitation, natural disasters, fires, earthquake or storm, strikes, failures of public utilities or common carriers, acts of war, or intervention, acts restraints or regulations of any governmental authority, including compliance with any order of any governmental considerations; provided that any such delay or failure shall be remedied by such Party as soon as possible using commercially reasonable efforts after removal of the cause of such failure. A Party suffering such delay or which expects to suffer such delay shall promptly notify the other Party in writing of the cause and expected duration of such delay. In the event a delay lasts or is expected to last more than thirty (30) days, then either Party shall have the option to terminate this Agreement upon written notice.

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18.	CONFIDENTIALITY

18.1 Return of Confidential Information. Each party shall return to the other all Confidential Information (as defined below) received from that other party, along with all copies, immediately upon the termination of this Agreement.

18.2 Remedies. Each party shall be liable to the other for damages caused by any breach of this Section18 or by any unauthorized disclosure or use of the other’s Confidential Information by such party or third parties to whom unauthorized disclosure was made. In addition to any other rights or remedies which may be available to it, each party shall be entitled to seek appropriate injunctive relief or specific performance to prevent unauthorized use or disclosure of Confidential Information. Each party acknowledges and agrees that the unauthorized use or disclosure of the other party’s Confidential Information will cause irreparable injury to the other party and that money damages will not provide adequate remedy to the other party.

18.3 Confidential Information. The business and technical information developed or acquired by, or entrusted by a third party to, each party, including, but not limited to, customer lists, names, contact information, addresses, telephone numbers, email addresses, Product designs, manufacturing processes, Product pricing, pricing strategies and Pricing Information (as defined and subject to the provisions of Section 18.4, below), business plans, and all related trade secrets (“Confidential Information”) are the exclusive property of such party, are among such party’s valuable assets, and their value to that party may be lost by their unauthorized use or disclosure to persons or entities not related to such party. Neither party shall, directly or indirectly, use the other party’s Confidential Information received hereunder (other than directly in connection with its obligations hereunder) or disclose or disseminate it to any party or entity during the Term of this Agreement or at any time for three years thereafter (subject to the exceptions below), regardless of the reason for such expiration, without the express written consent of the other party. This obligation of confidentiality shall not apply to any Confidential Information which (i) was properly and lawfully known to the receiving party at the time of receipt without any misconduct on the receiving party’s part; (ii) was in the public domain at the time of receipt; (iii) becomes public through no wrongful act of the party obligated to keep it confidential; (iv) is properly received by the receiving party from a third party who did not thereby violate any confidentiality obligations to the disclosing party; or (v) is required by applicable law to be divulged.

19.	INDEMNIFICATION

19.1 Cutera shall, except as otherwise provided below, indemnify, and hold PSS harmless, and defend or settle any claim made or any suit proceeding, including reasonable attorneys fees, brought against PSS and its Affiliates, arising out of or relating to an allegation that any Product infringes a patent, copyright, trademark, trade secret, or other intellectual property right of any third party. PSS shall (a) promptly notify Cutera in writing of any such claim, (b) cooperate with Cutera in connection with the defense of such claim, and (c) give Cutera the sole authority to defend or settle the claim (at Cutera’s expense). Cutera shall pay all damages and costs finally awarded in any such suit or proceeding against PSS, or any settlement amount required to settle the claim. In the event the Product is held to infringe and the use or sale of said Product is enjoined, Cutera shall have the option at its

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own expense, to procure for PSS the right to continue using or selling said Product, or replace same with a non-infringing Product, or modify same so it becomes non-infringing. In the event Cutera is unable to accomplish either of the foregoing remedies after using commercially reasonable efforts to do so, Cutera shall grant a refund to PSS of the price paid by PSS for any of such Products returned to Cutera by PSS, but only to the extent such Products were in PSS’ inventory and had not been shipped to a customer site. Notwithstanding anything to the contrary above, in no event shall Cutera have any liability under this Section for any such claims resulting from (a) modifications to the Products by anyone other than Cutera where the unmodified Products do not infringe and Cutera did not authorize the modification; (b) the combination of the Products with other products not provided or authorized by Cutera; or (c) use of the Products for purposes for which they were not intended. THE FOREGOING IS CUTERA’S SOLE LIABILITY RELATING TO ANY CLAIMS OF INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. CUTERA EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, RELATING TO CLAIMS THAT ITS PRODUCTS INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS.

19.2 Cutera shall indemnify, defend and hold PSS and its Affiliates harmless from and against any and all liabilities, claims, demands, damages, costs and expenses or money judgments (including reasonable attorneys fees) asserted against, incurred by or rendered against any of them from (a) third party claims or actions for personal injury, death or property damage which arise out of Cutera’s breach of any of its covenants or representations set forth herein, or a defect due to defective design, parts, packaging, labeling, Cutera provided advertising materials, faulty workmanship of Products of which Cutera is the manufacturer or is the Party responsible for failure to warn except to the extent that such personal injuries, death or property damage arise out of PSS’s (or its Affiliates) or any third party’s negligence or breach of this Agreement (as set forth in herein), (b) third party claims or actions arising from Cutera’s negligence, breach of this Agreement or willful misconduct and (c) mandatory or voluntary recalls of any Products.

19.3 PSS shall and does hereby agree to indemnify and hold harmless Cutera and its Affiliates from and against any and all liability, loss, cost, claim, injury, damage, demand or expense (including, without limitation, reasonable attorneys’ fees) of any kind whatsoever arising out of, relating to, on account of, or in connection with (a) any instruction, specification or labeling supplied by PSS regarding the Product, unless Cutera has concurred in writing with such instruction, specification or labeling; (b) any use of the Product in a manner described by PSS, unless Cutera has prescribed in written materials; (c) any marketing, sale, installation, servicing or repair of the Product by PSS not in accordance with Cutera’s written consent and procedures; (d) any breach by PSS of this Agreement; or (e) PSS’ negligence or willful misconduct. This indemnity shall survive the termination or expiration of this Agreement.

19.4 The indemnification obligations under this Agreement shall survive termination or expiration of this Agreement for any reason.

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20.	LIMITATION OF LIABILITY

EXCLUDING CLAIMS FOR INDEMNIFICATION, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND WHATSOEVER INCLUDING BUT NOT LIMITED TO LOST PROFITS, IN CONJUNCTION WITH OR ARISING OUT OF THE PERFORMANCE UNDER THIS AGREEMENT OR THE USE OR PERFORMANCE OF PRODUCTS AND SUPPORT SERVICES EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

21.	INTELLECTUAL PROPERTY RIGHTS

21.1 All intellectual property rights relating to Cutera, the Products and this Agreement, including all names, trademarks, copyrights, patents, mask works, trade secrets, know-how, technology, computer software and related documentation and source code and other intellectual property rights, are and shall remain the property of Cutera and nothing in this Agreement shall be deemed to grant to PSS a license or other right to use Cutera’s intellectual property except as expressly set forth herein. Cutera hereby grants PSS the right to use its name and trademarks solely in compliance with such rules as Cutera may establish from time to time. PSS will not create or distribute any marketing or promotional material relating to Cutera or the Products without Cutera’s prior written consent.

22.	INSURANCE

Cutera shall obtain, pay for and maintain the following insurance coverages:

22.1 Comprehensive Commercial General Liability insurance, including contractual liability insurance and product liability insurance against claims regarding the Products and its activities contemplated by this Agreement, in an amount not less than one million dollars ($1,000,000) Combined Single Limit bodily Injury & Property Damage Each Occurrence / three millions dollars ($3,000,000) Aggregate, including coverage for products and completed operations, contractual liability insuring the obligations assumed by Cutera under this Agreement, independent contractors, and personal and advertising injury coverages.

22.2 Cutera shall name PSS World Medical Inc. and its Subsidiaries, as an additional insured with respect to its Commercial General Liability policy. Cutera shall maintain such insurance during the term of this Agreement and thereafter for so long as it maintains insurance for itself covering such activities. Coverage shall be written on a Standard ISO Occurrence Form CG00010196 or its equivalent. Upon execution of this Agreement, and annually for the term of this Agreement, Cutera will provide certificates and renewal certificates of insurance reflecting such policy and coverages as required above. Such certificates shall reflect that the underlying policy has been endorsed to provide at least thirty (30) days prior written notice to PSS of the cancellation, non-renewal, reduction or material change of any such insurance coverage.

13	Cutera / PSS Distributor Agreement October 1, 2006

Please send the Certificate of Liability insurance to:

PSS World Medical, Inc.

Attn: Compliance Dept., Melanie Goodwin

4345 Southpoint Blvd.

Jacksonville, FL 32216

23.	CONFLICT RESOLUTION

23.1 Each party shall designate (in writing, if requested by the other party) a relationship manager responsible for the day to day management and coordination of the party’s performance under this Agreement, and the parties’ communications, transactions and relationship with each other. The relationship managers shall address conflicts that arise relative to this Agreement. If these relationship managers can not resolve such conflicts, then Cutera and PSS shall promptly establish a review board comprised of appropriate members of management from Cutera and PSS to resolve the conflict.

23.2 In the event that the review board of the Parties does not resolve a dispute within thirty (30) days from the date the review board is established, then the Parties agree to submit the dispute to non-binding mediation. If the Parties do not resolve the dispute through mediation within four months from the date such conflict arose, then either of the Parties may elect to pursue any remedies available at law.

24.	GENERAL

24.1 Entire Agreement. This Agreement constitutes the entire Agreement between the parties concerning the subject matter hereof and supersedes any prior written or verbal agreements or understandings in connection herewith. No amendment, waiver or modification hereto or hereunder shall be valid unless specifically made in writing and signed by an authorized signatory of each of the parties hereto. No form, invoice, bill of lading, shipping document, order, receipt or other document provided by a Party shall operate to supercede, modify or amend any provisions of this Agreement, even if the other Party has initialed, signed or otherwise acknowledged such document, unless the document expressly states that it modifies or amends this Agreement and is signed by an authorized representative of PSS and Cutera. Neither Party’s failure to exercise any of its rights under this Agreement will constitute or be deemed a waiver or forfeiture of those rights. All Exhibits attached to the Agreement shall be deemed a part of this Agreement and incorporated herein. Terms that are defined in this Agreement, and used in any Exhibit, have the same meaning in the Exhibit as in this Agreement. The provisions of an Exhibit shall prevail over any conflicting provisions of the body of this Agreement.

24.2 Publicity. During the term of this Agreement and for three years thereafter for any reason, neither party shall make any media release or other public announcement relating to or referring to this Agreement without the other party’s prior written consent. Neither party shall acquire the right to use, and shall not use, without prior written consent, the terms or existence of this Agreement, the names, trade names, trademarks, service marks, artwork, designs, or copyrighted materials, of the other party, its related or subsidiary companies, parent, employees, directors, shareholders, assigns, successors or licensees: (a) in any advertising, publicity, press release, client list, presentation or promotion; (b) to express or to imply any endorsement of the other party; or (c) in any manner other than expressly in accordance with this Agreement, except when required or necessitated by applicable law.

14	Cutera / PSS Distributor Agreement October 1, 2006

24.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail or delivered either by hand or by messenger, or sent via fax, addressed to the address set forth at the foot of this Agreement. Any notice or other communication so addressed and mailed by registered or certified mail (in each case, with return receipt requested) shall be deemed to be delivered and given when so mailed. Any notice or other communication so addressed and delivered by hand, by messenger or by fax shall be deemed to be given when actually received by the addressee.

24.4 Venue and Jurisdiction. The laws of the State of New York will govern any disputes arising in connection with this Agreement, without regard to its conflicts of laws, rules or principles.

24.5 Attorneys’ Fees. In any action relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred therein, in addition to any other appropriate relief.

24.6 Severability. If for any reason any provision of this Agreement shall be deemed by a court of competent jurisdiction to be legally invalid or unenforceable, the validity of the remainder of the Agreement shall not be affected and the offending provision shall be deemed modified to the minimum extent necessary to make it consistent with applicable law, and, in its modified form, the provision shall then be enforceable and enforced.

24.7 Captions. The section headings and captions of this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement nor substantively affect it in any way.

24.8 Survival. Sections 4.2, 5.4, 8, 12, 18, 19, 20, 21, 23 and 24, and all other provisions that by their terms the parties’ reasonably contemplate as remaining in effect after termination or expiration of this Agreement, shall survive termination or expiration of this Agreement for any reason.

IN WITNESS WHEREOF, the parties have executed this Agreement to be executed by their duly authorized representatives.

Cutera, Inc. a Delaware corporation		PSS WORLD MEDICAL SHARED SERVICES, INC., a Florida corporation

By:	/s/ Ronald J. Santilli	By:	/s/ Eric S. Miller
Printed:	Ronald J. Santilli	Printed:	Eric S. Miller
Its:	VP & CFO	Its:	VP of Finance — PSS

15	Cutera / PSS Distributor Agreement October 1, 2006

EXHIBIT 1

PRODUCTS AND PRICE LIST

2006 PSS PRICING MATRIX CARD
Effective October 1, 2006

Products are sold with a standard 1 year warranty

		Equipment Pricing		Annual Service Contract Pricing
EQUIPMENT:		[***]	[***]	[***]	[***]	[***]	[***]
CoolGlide Platform:
CV		[***]	[***]	[***]	[***]	[***]	[***]
Excel		[***]	[***]	[***]	[***]	[***]	[***]
Vantage		[***]	[***]	[***]	[***]	[***]	[***]
Solera Platform (Includes cart):		[***]	[***]	[***]	[***]	[***]	[***]
Solera Opus with 1 flashlamp handpiece		[***]	[***]	[***]	[***]	[***]	[***]
Solera Titan with Titan S handpiece		[***]	[***]	[***]	[***]	[***]	[***]
Solera Titan with Titan V handpiece		[***]	[***]	[***]	[***]	[***]	[***]
Solera Titan with Titan XL handpiece		[***]	[***]	[***]	[***]	[***]	[***]
Xeo Platform (with Navigation):		[***]	[***]	[***]	[***]	[***]	[***]
Xeo Light - IPL only with 1 flashlamp handpiece		[***]	[***]	[***]	[***]	[***]	[***]
Xeo Rejuvenation w/FV, Genesis, 1 flashlamp rejuvenation handpiece		[***]	[***]	[***]	[***]	[***]	[***]
Xeo Vantage - Yag only (a)		[***]	[***]	[***]	[***]	[***]	[***]
Xeo Core w/HR, Genesis, and 1 flashlamp handpiece		[***]	[***]	[***]	[***]	[***]	[***]
Xeo Hair w/HR, FV, LV, and ProWave 770 handpiece		[***]	[***]	[***]	[***]	[***]	[***]
Xeo Full w/HR, FV, LV, Genesis, and 1 flashlamp handpiece		[***]	[***]	[***]	[***]	[***]	[***]
All XEO options can also include Titan:	Titan S	[***]	[***]	[***]	[***]	[***]	[***]
	Titan V	[***]	[***]
	Titan XL	[***]	[***]

[***]

[***]

Titan handpieces are not covered under the system contract or warranty, they remain limited to the shot count warranty.

UPGRADES:	Requirements and Eligibility:

1) Service must be contacted for pricing when equipment is not under warranty or service contract.

2) Upgrades can only be made to CoolGlide and the Xeo Full platforms.

3) 90 day warranty on all upgraded parts

SYSTEM UPGRADE PRICING:

TO PLATFORM---->	EXCEL		VANTAGE		XEO Full
FROM PLATFORM	[***]	[***]	[***]	[***]	[***]	[***]
CoolGlide Platform:
CV	[***]	[***]	[***]	[***]	[***]	[***]
Excel			[***]	[***]	[***]	[***]
Vantage					[***]	[***]
Solera Platform:
Solera Opus					[***]	[***]
Xeo Platform:
Xeo Light - IPL only with 1 flashlamp handpiece					[***]	[***]
Xeo Rejuvenation w/FV, Genesis, 1 flashlamp rejuvenation handpiece					[***]	[***]
Xeo Vantage - Yag only					[***]	[***]
Xeo Core w/HR, Genesis, and 1 flashlamp handpiece					[***]	[***]
Xeo Hair w/HR, FV, LV, and ProWave 770 handpiece					[***]	[***]

HANDPIECE, AND TITAN FIELD UPGRADE PRICING:

	[***]	[***]
IPL handpiece field upgrades (one handpiece only)	[***]	[***]
Titan XL handpiece upgrade for existing Titan cust.	[***]	[***]
Add Titan with Titan S handpiece to XEO platform	[***]	[***]
Add Titan with Titan V handpiece to XEO platform	[***]	[***]
Add Titan with Titan XL handpiece to XEO platform	[***]	[***]

NAVIGATION AND LIMELIGHT UPGRADE INTRODUCTORY PRICING FOR XEO ONLY:

Customer shipment date
	[***]	[***]
Navigation	[***]	[***]
LimeLight	[***]	[***]
Navigation and LimeLight	[***]	[***]
Navigation color scheme	[***]	[***]

SOFTWARE UPGRADES:

Pricing (USD)
	[***]	[***]
Factory software upgrades for using handpieces interchangeably
Non-Titan applications	[***]	[***]
Titan applications	[***]	[***]
Field software upgrades for using handpieces interchangeably
Non-Titan applications	[***]	[***]
Titan applications	[***]	[***]

Accessories and replacement handpieces

Pricing (USD)
ACCESSORIES:	[***]	[***]
Omnilux system	[***]	[***]
Solera Cart	[***]	[***]
Cutera Success 1-day training	[***]	[***]
Cutera Success 2-day training	[***]	[***]
3D Symposium	[***]	[***]
1st additional Flashlamp handpiece (a)	[***]	[***]
2nd additional flashlamp handpiece	[***]	[***]
Titan XL handpiece (b)	[***]	[***]

(a)	Pricing applies when shipped with system from the factory

(b)	Pricing applies when shipped with Titan S or Titan V from factory

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16	Cutera / PSS Distributor Agreement October 1, 2006

EXHIBIT 2

CUTERA’S PRODUCT WARRANTY

Cutera warrants solely to the end-user customer, for one year from initial shipment of a Product manufactured by Cutera (but, with respect to a non-laser Handpiece, for the certain period from shipment or for the certain number of shots of that handpiece following its shipment, whichever is first to occur, all as provided on the face of the applicable purchase agreement), that such Product will be free from defects in workmanship and materials. This warranty is subject to proper use, operation and maintenance of the Product in accordance with the operator manual, and shall not apply if the Product has been damaged after shipment to the customer, or misused, altered, disassembled or serviced by any person other than Cutera. Cutera’s sole obligation under this warranty shall be, at Cutera’s option, to repair or replace any Product defect that was present when the Product was first shipped. Products repaired or replaced under warranty and components thereof will be warranted as provided in this subsection for the remainder of the original Product’s original warranty period. Product upgrades and the underlying system consoles (which exclude handpieces) will be warranted as provided in this subsection for the remainder of the consoles’ original warranty period. Notwithstanding anything to the contrary: (i) software and firmware licensed herein will be warranted as provided in this subsection for ninety days from shipment; and, (ii) Cutera makes no warranties with respect to a Product’s removable hand piece window, or to Products not manufactured by Cutera. THE FOREGOING PRODUCT WARRANTIES AND REMEDIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHERS. EXCEPT AS SO STATED, CUTERA DISCLAIMS ALL PRODUCT WARRANTIES, EXPRESS AND IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

17	Cutera / PSS Distributor Agreement October 1, 2006